                                                                     EXHIBIT 24

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Wayne
R. Hellman and Alan J. Ruud his attorney- in-fact, with the power of substitution, for him in his capacity as Director, to sign the Form S-8 Registration Statement, any amendments thereto and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


SIGNATURE                     TITLE                          DATE
---------                     -----                          ----
/s/ WAYNE R. HELLMAN          Director                   May 18, 2001
--------------------

/s/ ALAN J. RUUD              Director                   May 18, 2001
----------------
Alan J. Ruud

/s/ FRANCIS H. BEAM           Director                   May 18, 2001
-------------------
Francis H. Beam

                              Director                   May __, 2001
-----------------
John E. Breen

/s/ JOHN R. BUERKLE           Director                   May 18, 2001
-------------------
John R. Buerkle

/s/ THEODORE A. FILSON        Director                   May 18, 2001
----------------------
Theodore A. Filson

/s/ LOUIS S. FISI             Director                   May 18, 2001
-----------------
Louis S. Fisi

/s/ JOHN GONZALEZ             Director                   May 18, 2001
-----------------
John Gonzalez

/s/ THOMAS K. LIME            Director                   May 18, 2001
------------------
Thomas K. Lime

/s/ A GORDON TUNSTALL         Director                   May 18, 2001
---------------------
A Gordon Tunstall